Exhibit 99.1

Contact: Hassan Parsa Vice President, Business Development Centillium Communications, Inc. hparsa@centillium.com (510) 771-3624	Christina L. Carrabino CLC Communications, Inc. christina@clccommunication.com (415) 929-9307

CENTILLIUM COMMUNICATIONS ANNOUNCES RESIGNATION OF
CHIEF FINANCIAL OFFICER

Linda Reddick Named as Interim CFO

FREMONT, Calif., Jan. 29, 2007 - Centillium Communications, Inc. (NASDAQ: CTLM), a leading provider of broadband access solutions, today announced that J. Scott Kamsler, vice president and chief financial officer, submitted his resignation effective Feb. 16, 2007 to accept a similar position at another public company. Mr. Kamsler will assist in the release of the company's financial results for the fourth quarter and year ended Dec. 31, 2006, scheduled for Feb. 7, 2007. Linda Reddick, currently Centillium's corporate controller, has been named as the interim CFO.

"We would like to thank Scott for his important contributions to Centillium," said Faraj Aalaei, co-founder and CEO. "As a member of our executive team, Scott has made valuable contributions throughout the company in reducing operating expenses and improving inventory management and gross margin performance. We wish him much success in his new position," said Aalaei.

"We are extremely pleased to name Linda as our interim CFO. She has been invaluable in her role as our corporate controller, and with her broad base of financial experience and expertise, she is well-prepared to take on this new leadership role and to help Centillium in achieving future growth," said Aalaei.

Ms. Reddick has over 25 years of financial management and corporate planning experience with public technology companies in the telecommunications and semiconductor industries. Prior to joining Centillium in 2005, Ms. Reddick served in various financial positions at Avanex Corporation, and as interim chief financial officer for eighteen months. She was also vice president and controller at Oplink Communications, Inc., and held various financial positions at Symmetricom, Inc., including vice president of finance at the company's semiconductor subsidiary, Linfinity Microelectronics, Inc. Ms. Reddick is a Certified Public Accountant and has over ten years of experience in public accounting, primarily at Deloitte & Touche. She received her Bachelor of Science degree in Business, with a concentration in Accounting, from San Jose State University.

About Centillium Communications, Inc.

Centillium Communications, Inc. is a leading innovator of high performance, cost-effective semiconductor solutions that give consumers, enterprises and service providers the winning edge in broadband access.

The company's complete, end-to-end system-on-chip solutions accelerate development time-to-market for "last mile" products with Digital Subscriber Line (DSL), Fiber-To-The-Premises (FTTP) and Voice-over-Internet Protocol (VoIP) technologies. Centillium products include digital and mixed-signal integrated circuits and related software for DSL and FTTP central office and customer premises equipment and VoIP solutions for carrier- and enterprise-class gateways and consumer telephony. Centillium is a global company with headquarters in Fremont, CA. Additional information is available at www.centillium.com.

Safe Harbor Statement under Private Securities Litigation Reform Act of 1995

This press release includes statements that are forward-looking statements within the meaning of U.S. federal securities laws. For example, this press release speaks to Ms. Reddick's ability to help Centillium achieve future growth. Actual results may differ materially from those indicated by such forward-looking statements based on a variety of risks and uncertainties, including without limitation the risks and uncertainties relating to the rate and breadth of deployment of broadband access in general, especially DSL, FTTP and VoIP technologies, and Centillium's technology solutions in particular; the successful development and market acceptance of Centillium's new products and technology; Centillium's dependence on a few significant customers for a substantial portion of its revenue; Centillium's ability to continue and expand on its relationships with new customers; the timing, rescheduling or cancellation of significant customer orders and Centillium's ability, as well as the ability of its customers, to manage inventory; and Centillium's ability to attract, retain, integrate and motivate qualified personnel, including executive officers such as Linda Reddick. Centillium undertakes no obligation to update forward-looking statements for any reason. Information about potential factors that could affect Centillium's financial results is included in Centillium's Annual Report on Form 10-K and Quarterly Report on Form 10-Q and in other documents on file with the Securities and Exchange Commission.

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